Exhibit 32

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

The undersigned officers of Wilson Holdings, Inc., a Nevada corporation (the “Company”), do hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:

1.
The Quarterly Report on Form 10-QSB of the Company for the quarter ended June 30, 2007, as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Clark Wilson
Clark Wilson
President and Chief Executive Officer
August 14, 2007

/s/ Arun Khurana
Arun Khurana
Vice President and Chief Financial Officer
August 14, 2007